Exhibit 99.1

For Immediate Release	For More Information Contact:
Barron Beneski (703) 406-5528
Public and Investor Relations
beneski.barron@orbital.com
ORBITAL REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS
— Revenues Increase 39%, Net Income Rises 40% —
— Strong New Orders Continue, Boosting Firm Backlog to Over $2 Billion —
— Company Raises Financial Guidance for Full Year —
(Dulles, VA 18 July 2007) — Orbital Sciences Corporation (NYSE: ORB) today announced its financial results for the second quarter and first six months of 2007. Orbital’s second quarter revenues increased 39% to $273.3 million in 2007, compared to $197.0 million in 2006. The company’s second quarter operating income rose 29% to $21.5 million in 2007, as compared to $16.8 million in 2006. Second quarter net income increased 40% to $13.8 million in 2007, compared to $9.9 million in 2006, and diluted earnings per share increased to $0.23, compared to $0.16 in the second quarter of 2006. Orbital reported second quarter 2007 free cash flow* of $17.3 million compared to free cash flow of $31.6 million in the second quarter of 2006.
Commenting on Orbital’s second quarter 2007 results, Mr. David W. Thompson, Chairman and Chief Executive Officer, said, “The company reported solid financial performance in the second quarter of 2007, with strong increases in revenue, operating income and earnings per share. Our satellite and space systems segment posted robust revenue and operating profit growth, while our launch vehicles segment generated very solid growth as well.” He added, “These operating results, combined with strong new business bookings achieved in the second quarter, continue to signal an optimistic outlook for Orbital this year.”
For the first half of 2007, Orbital reported revenues of $501.5 million, up 29% as compared to $389.2 million in the first half of 2006. The company’s operating income for the first half of 2007 was $39.1 million, up 19% as compared to $32.7 million in 2006. Net income for the first half of 2007 was $25.3 million, or $0.41 diluted earnings per share, compared to $18.8 million, or $0.30 diluted earnings per share, in the first half of 2006. Orbital generated $21.2 million of free cash flow in the first half of 2007, compared to $54.2 million during the same period in 2006.

*	“Free cash flow” is a non-GAAP financial measure discussed in this release. For additional details, please refer to the sections of this press release entitled “Cash Flow and Balance Sheet” and “Disclosure of Non-GAAP Financial Measure.”
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Orbital Sciences Corporation s 21839 Atlantic Blvd., Dulles, VA 20166 s 703-406-5000

Orbital Reports Second Quarter 2007 Financial Results

Financial Highlights
Summary financial results for the second quarter of 2007 as compared to the second quarter of 2006 were as follows (in millions, except per share data):

	Second Quarter
	2007	2006
Revenues	$273.3	$197.0
Operating Income	21.5	16.8
Net Income	13.8	9.9
Diluted Net Income per Share	$0.23	$0.16
Summary financial results for the first six months of 2007 as compared to the first six months of 2006 were as follows (in millions, except per share data):

	First Six Months
	2007	2006
Revenues	$501.5	$389.2
Operating Income	39.1	32.7
Net Income	25.3	18.8
Diluted Net Income per Share	$0.41	$0.30
Revenues
Revenues by segment for the second quarter were as follows (in millions):

	Second Quarter
	2007	2006
Launch Vehicles	$102.2	$80.4
Satellites and Space Systems	160.0	108.0
Transportation Management Systems	12.1	9.4
Eliminations	(1.0)	(0.8)

Total Revenues	$273.3	$197.0
Orbital’s second quarter 2007 revenues were $273.3 million, up 39% over second quarter 2006 revenues of $197.0 million. The second quarter revenue increase was primarily due to a 48% increase in satellites and space systems segment revenues largely driven by contract activity on NASA’s Orion program, which began in late 2006, and growth in communications satellites revenues mainly due to activity on recently awarded contracts. Launch vehicles segment revenues increased 27% mainly due to higher target vehicles revenues driven by increased contract activity on various suborbital rocket programs, in addition to increased contract activity and related revenue growth in the interceptor and space launch vehicles product lines. Transportation management systems segment revenues increased 29% primarily due to an increase in product sales supporting follow-on and replacement demand for public transit fleet management systems.
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Orbital Reports Second Quarter 2007 Financial Results

Revenues by segment for the first six months were as follows (in millions):

	First Six Months
	2007	2006
Launch Vehicles	$190.4	$159.2
Satellites and Space Systems	290.6	215.5
Transportation Management Systems	22.3	17.3
Eliminations	(1.8)	(2.8)

Total Revenues	$501.5	$389.2
For the first half of 2007, Orbital reported $501.5 million in revenues, up 29% over the same period last year. This growth was primarily due to a $75.1 million, or 35%, increase in satellites and space systems segment revenues that was driven by contract activity on NASA’s Orion program and growth in the communications satellites product line. Launch vehicles segment revenues increased 20%, mainly due to the same factors that drove the increase in quarterly results, most notably higher target vehicles revenues. Transportation management systems segment revenues increased 29% primarily due to an increase in product sales supporting follow-on and replacement demand for fleet management systems.
Operating Income
Operating income by segment for the second quarter was as follows (in millions):

	Second Quarter
	2007	2006
Launch Vehicles	$10.5	$8.8
Satellites and Space Systems	10.7	7.4
Transportation Management Systems	0.3	0.6

Total Operating Income	$21.5	$16.8
Orbital reported operating income of $21.5 million in the second quarter of 2007, up 29% over the second quarter of 2006. This growth was primarily due to a 44% operating income increase in the satellites and space systems segment and a 20% operating income increase in the launch vehicles segment. The satellites and space systems segment growth was mainly attributable to the Orion program, which began in late 2006, and growth in the communications satellites product line. Launch vehicles segment income increased primarily due to the revenue growth in the target vehicles and space launch vehicles product lines. Operating income in the transportation management systems segment declined slightly, despite higher revenues, due to cost growth on certain contracts targeted to be completed in the second half of 2007.
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Orbital Reports Second Quarter 2007 Financial Results

Operating income by segment for the first six months was as follows (in millions):

	First Six Months
	2007	2006
Launch Vehicles	$18.4	$17.9
Satellites and Space Systems	19.7	13.9
Transportation Management Systems	1.0	0.9

Total Operating Income	$39.1	$32.7
Orbital reported operating income of $39.1 million in the first half of 2007, up 19% over the first half of 2006. This increase was primarily due to higher operating income in the satellites and space systems segment, together with higher launch vehicles and transportation management systems operating income, largely attributable to the same factors described above in the quarterly results.
Net Income
Net income for the second quarter of 2007 was $13.8 million, or $0.23 diluted earnings per share, up from $9.9 million, or $0.16 diluted earnings per share, in the second quarter of 2006. Net income for the first half of 2007 was $25.3 million, or $0.41 diluted earnings per share, compared to $18.8 million, or $0.30 diluted earnings per share, in the same period of 2006.
Interest expense for the second quarter and first half of 2007 decreased to $1.1 million and $2.3 million, respectively, compared to $3.1 million and $6.2 million in the same periods in 2006. This interest expense decrease is a result of the company’s December 2006 debt refinancing transaction that improved the company’s capital structure.
Diluted weighted-average shares outstanding decreased to 61.3 million in the second quarter of 2007 compared to 62.4 million in the second quarter of 2006, mainly due to share repurchases made by the company. Diluted weighted-average shares outstanding in the first half of 2007 decreased to 61.1 million compared to 62.4 million in the first half of 2006, also driven by company share repurchases.
Cash Flow and Balance Sheet
The company reported free cash flow of $17.3 million for the second quarter of 2007. Orbital’s unrestricted cash balance increased to $219.4 million as of June 30, 2007. The company repurchased approximately 0.5 million shares of its common stock for $10.0 million in the second quarter of 2007. This stock repurchase is pursuant to a 12-month, $50 million securities repurchase program authorized by the company’s Board of Directors in April 2007.
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Orbital Reports Second Quarter 2007 Financial Results

The company’s cash flow was as follows (in millions):

	2007
	Second Quarter	First Six Months
Net Cash Provided by Operating Activities	$21.7	$29.3
Capital Expenditures	(4.4)	(8.1)

Free Cash Flow	17.3	21.2
Repurchase of Common Stock	(10.0)	(10.0)
Proceeds from Issuance of Common Stock	3.3	7.0
Other	1.7	1.4

Net Increase in Cash	12.3	19.6
Beginning Cash Balance	207.1	199.8

Ending Cash Balance	$219.4	$219.4
Summary balance sheet data as of June 30, 2007 was as follows (in millions):

Assets		Liabilities and Equity
Cash	$219.4	Short-Term Debt	$0.5
Other Current Assets	270.6	Other Current Liabilities	203.2
Property and Equipment	93.6	Long-Term Debt	143.8

Goodwill	55.5	Total Liabilities	347.5
Other Assets	130.5	Stockholders' Equity	422.1

Total Assets	$769.6	Total Liabilities and Equity	$769.6
New Business Highlights
During the second quarter of 2007, Orbital received approximately $565 million in new firm and option contract bookings. In addition, the company received approximately $30 million of option exercises under existing contracts. Year-to-date, Orbital received approximately $1.09 billion in new firm and option contract bookings, and approximately $205 million of option exercises under existing contracts. As of June 30, 2007, the company’s firm contract backlog was approximately $2.04 billion and its total backlog (including options, indefinite-quantity contracts and undefinitized orders) was approximately $4.02 billion.
Operational Highlights
Orbital carried out six satellite and launch systems missions during the second quarter of 2007, all of which were successful. These operational events included two space launch vehicle launches on consecutive days in April. On April 24, Orbital launched a Minotaur I space launch vehicle for the U.S. Air Force from Wallops Flight Facility in Virginia. The next day, Orbital launched a Pegasus rocket for NASA from Vandenberg Air Force Base in California. The Pegasus rocket carried the AIM Earth science satellite that Orbital designed, built and tested for NASA. In addition to these three space missions, the company conducted launches of three target vehicles, including a medium-range MRT ballistic target in support of an Aegis BMD test for the U. S. Missile Defense Agency in Hawaii, and two Coyote ramjet-powered high-speed, sea-skimming targets for the U.S. Navy in California.
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Orbital Reports Second Quarter 2007 Financial Results

During the second quarter, the company also delivered seven major launch systems for future deployments, including four Orbital Boost Vehicle (OBV) interceptors for the Ground-based Midcourse Defense program, two Coyote naval target missiles and one air-launched target vehicle.
During the remainder of 2007, Orbital expects to carry out up to 13 major launch vehicle and spacecraft missions and to complete and deliver up to an additional 17 satellites, space systems and launch vehicles for future missions. These totals encompass the delivery and launch of four commercial communications satellites, including the Optus D-2, Intelsat-11, Horizons H-2 and THOR 5 communications satellites, the launch of four medium- and long-range target vehicles and four short-range Coyote target missiles, and one or two launches of the OBV missile defense interceptor. The company’s planned production activity in the second half of 2007 also includes the delivery of five or six OBV interceptors, bringing the 2007 total to 10 or 11 OBV vehicles.
2007 Financial Guidance
The company updated its financial guidance for full-year 2007, increasing its outlook for revenues, earnings per share and free cash flow as follows:

	Current	Previous
Revenues (in millions)	$975 - $1,000	$900 - $925
Operating Income Margin	8.25% - 8.75%	8.25% - 8.75%
Diluted Earnings Per Share	$0.82 - $0.87	$0.77 - $0.82
Free Cash Flow (in millions)	$60 - $65	$55 - $60
Disclosure of Non-GAAP Financial Measure
Free cash flow is defined as GAAP (Generally Accepted Accounting Principles) net cash provided by operating activities (the most directly comparable GAAP financial measure) less capital expenditures for property, plant and equipment. A quantitative reconciliation of free cash flow to net cash provided by operating activities is included above in the section entitled “Cash Flow and Balance Sheet.” Management believes that the company’s presentation of free cash flow is useful because it provides investors with an important perspective on the company’s liquidity, financial flexibility and ability to fund operations and service debt. Orbital does not intend for this non-GAAP financial measure to be considered in isolation or as a substitute for the related GAAP measure. Other companies may define this measure differently.
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Orbital Reports Second Quarter 2007 Financial Results

About Orbital
Orbital develops and manufactures small rockets and space systems for commercial, military and civil government customers. The company’s primary products are satellites and launch vehicles, including low-orbit, geosynchronous-orbit and planetary spacecraft for communications, remote sensing, scientific and defense missions; ground- and air-launched rockets that deliver satellites into orbit; and missile defense systems that are used as interceptor and target vehicles. Orbital also offers space-related technical services to government agencies and develops and builds satellite-based transportation management systems for public transit agencies and private vehicle fleet operators.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may be forward-looking in nature or “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends and uncertainties that could cause the actual results or performance of the company to be materially different from the forward-looking statement. Uncertainty surrounding factors such as continued government support and funding for key space and defense programs, product performance and market acceptance of products and technologies, the outcome of the government investigation, as well as other risk factors and business considerations described in the company’s SEC filings, including its annual report on Form 10-K, could impact Orbital’s actual financial and operational results. Orbital assumes no obligation for updating the information contained in this press release.
A transcript of the earnings teleconference call will be available on Orbital’s website at http://www.orbital.com/Investor.
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Orbital Reports Second Quarter 2007 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Income Statements
(in thousands, except per share data)

	Second Quarter
	2007	2006*

Revenues	$273,273	$196,979
Costs of goods sold	227,038	158,632

Gross profit	46,235	38,347
Research and development expenses	4,576	2,531
Selling, general and administrative expenses	20,115	19,056

Income from operations	21,544	16,760
Interest expense	(1,114)	(3,131)
Interest income and other	3,025	3,269

Income before income taxes	23,455	16,898
Income taxes	(9,625)	(6,991)

Net income	$13,830	$9,907

Basic net income per share	$0.23	$0.18

Diluted net income per share	$0.23	$0.16

Shares used in computing basic net income per share	59,479	56,285
Shares used in computing diluted net income per share	61,296	62,394

*	The company’s 2006 financial statements have been restated as required by a new accounting standard pertaining to the company’s L-1011 airplane which is used in the Pegasus launch vehicle program. The effect of the new accounting standard is not material to 2006 or 2007 financial statements.
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Orbital Reports Second Quarter 2007 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Income Statements
(in thousands, except per share data)

	First Six Months
	2007	2006*

Revenues	$501,495	$389,175
Costs of goods sold	415,294	312,900

Gross profit	86,201	76,275
Research and development expenses	7,426	4,702
Selling, general and administrative expenses	39,710	38,857

Income from operations	39,065	32,716
Interest expense	(2,262)	(6,190)
Interest income and other	6,063	5,626

Income before income taxes	42,866	32,152
Income taxes	(17,584)	(13,398)

Net income	$25,282	$18,754

Basic net income per share	$0.43	$0.34

Diluted net income per share	$0.41	$0.30

Shares used in computing basic net income per share	59,286	55,687
Shares used in computing diluted net income per share	61,126	62,372

*	The company’s 2006 financial statements have been restated as required by a new accounting standard pertaining to the company’s L-1011 airplane which is used in the Pegasus launch vehicle program. The effect of the new accounting standard is not material to 2006 or 2007 financial statements.
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Orbital Reports Second Quarter 2007 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2007	2006*

Assets
Cash	$219,449	$199,751
Receivables, net	193,202	165,235
Inventory	23,614	30,053
Deferred income taxes, net	43,522	42,880
Other current assets	10,179	11,794

Total current assets	489,966	449,713
Property, plant and equipment, net	93,589	93,663
Goodwill	55,551	55,551
Deferred income taxes, net	120,997	135,701
Other non-current assets	9,511	9,348

Total Assets	$769,614	$743,976

Liabilities and Stockholders’ Equity
Short-term borrowings	$515	$551
Accounts payable and accrued expenses	138,791	122,421
Deferred revenues	64,411	81,704

Total current liabilities	203,717	204,676
Long-term debt	143,750	143,750
Total stockholders’ equity	422,147	395,550

Total Liabilities and Stockholders’ Equity	$769,614	$743,976

*	The company’s 2006 financial statements have been restated as required by a new accounting standard pertaining to the company’s L-1011 airplane which is used in the Pegasus launch vehicle program. The effect of the new accounting standard is not material to 2006 or 2007 financial statements.
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Orbital Reports Second Quarter 2007 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)

	June 30, 2007
	Second Quarter	Six Months

Net income	$13,830	$25,282
Depreciation and amortization	4,000	8,108
Deferred taxes	7,208	14,062
Amortization of debt costs	136	294
Changes in assets and liabilities	(5,064)	(21,939)
Other	1,621	3,486

Net cash provided by operating activities	21,731	29,293

Capital expenditures	(4,414)	(8,121)
Change in cash restricted for letters of credit, net	—	(1,000)

Net cash used in investing activities	(4,414)	(9,121)

Repurchase of common stock	(10,000)	(10,000)
Net proceeds from issuance of common stock	3,327	7,039
Tax benefit of share-based compensation	1,692	2,487

Net cash used in financing activities	(4,981)	(474)

Net increase in cash	12,336	19,698
Cash, beginning of period	207,113	199,751

Cash, end of period	$219,449	$219,449

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